***PRIVATE***

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                            STOCK PURCHASE AGREEMENT

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                          FOR THE SALE OF COMMON STOCK
                 BY THE ISSUER TO A LIMITED NUMBER OF INVESTORS


                             RPM TECHNOLOGIES, INC.

                                  COMMON STOCK

                                ***RESTRICTED***

THIS COMMON STOCK PURCHASE AGREEMENT is made as of January 4, 2000, by and between RPM TECHNOLOGIES, INC., a Colorado corporation (the "Company"), and the persons listed on Exhibit 1 who are signatories to this Agreement (the "Investors").

The Parties Hereby Agree as Follows:

        1.       PURCHASE AND SALE

          1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each of the Investors agrees to purchase at the Closing, and the Company agrees to sell and issue to each of the investors at the Closing, severally and not jointly, against cash payment, the number of shares of Common Stock (the "Shares") of the Company set forth opposite each Investor's name in Exhibit 1 to this Agreement at a purchase price of $0.50 per share.

          1.2 Closing. The initial purchase and sale of the Shares being purchased by the Investors shall take place at the offices of Company,

                           RPM TECHNOLOGIES, INC.
                           TWO MID AMERICA PLAZA
                           8TH FLOOR
                           OAKBROOK TERRACE, IL  60181

               at 11:00 o'clock a.m. on January 11, 2000, or at such other time and place as the Company and the Investors mutually agree upon (which time and place are designated the "Closing").

               At the Closing, the Company shall deliver to each of the Investors a certificate representing the number of Shares which each such Investor is purchasing against delivery to the Company by each such Investor of cash or a certified bank cashier's or other check reasonably acceptable to the Company, or by cancellation of indebtedness in the amounts set forth in Exhibit 1, for the total amount of US$0.50 per Share for _________ Shares.

1.3 Use of Proceeds. The Company agrees to use the proceeds from the sale of the Shares for the repayment of outstanding obligations, for financing and recapitalization fees, and for working capital purposes necessary to market and sell the Company's plastic pallet products.

2.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Except as set forth on Exhibit 2, the Company hereby represents and warrants to the Investors that:

2.1 Incorporation. The Company is a corporation duly organized and validly existing, is in good standing under the laws of the state of Colorado, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and the Company is qualified as a foreign corporation in each jurisdiction where the failure so to qualify would have a material adverse effect on its business or operations. True and accurate copies of the Company's Certificate of Incorporation, all amendments thereto, and Bylaws as presently in effect are attached hereto as Exhibit 3.

2.2 Capitalization. The authorized capital of the Company consists of twenty million (20,000,000) shares of Common Stock, of which at Closing not more than eleven million shares (11,000,000) will be issued and outstanding.

2.3            Subsidiaries. The Company does not presently control, directly or
               indirectly,  any  other  corporation,   association  or  business
               entity.

2.4 Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and for the authorization, issuance and delivery of the Shares being sold hereunder has been or shall be taken prior to the Closing, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company. Issuance of the Shares is not subject to preemptive rights or other preferential rights of any present or future stockholders in the Company.

2.5 Validity of Securities. The Shares to be purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be duly and validly issued.

2.6 Governmental Consents. All consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with and federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing or will be timely filed thereafter.

2.7            Compliance  With  Other  Instruments.   The  Company  is  not  in
               violation of any provisions of its respective Certificate of Incorporation, its Bylaws, any material mortgage, indenture, lease, agreement or other instrument to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company . The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision.

2.8 Litigation. There are no actions, proceedings or investigations ending, or to the knowledge of the Company threatened, which question the validity of this Agreement or which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions, affairs or prospects of the Company, nor, to the knowledge of the Company , has there occurred any event or does there exist any condition which might properly be the basis therefor.

2.9 Patents. The Company owns or has a valid right to use the patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used to conduct their businesses as now operated and as now proposed to be operated; and the conduct of business as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights of others. The Company has no obligation to compensate any person or entity for the use of any such patents or rights and have granted to no person or entity any license or other rights to use in any manner any of the patents or rights of the Company, whether requiring the payment of royalties or not.

2.10 Financial Statements. The Company has provided true and complete copies of the following financial statements for the Company on a consolidated basis, as set forth in Exhibit 4:

                  (a.) Certified Statements of financial condition as of December 31, 1998, and the related statements of operations and statements of changes in financial position for the year then ended, all prepared by _____________________ independent accountants, and Certified Statements of financial condition as of December 31, 1999, and the related statements of operations and statements of changes in financial position for the year then ended, all prepared by ________________________, independent accountants.

                  (b.) All such financial statements have been prepared in conformity with generally-accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to the certified financial statements), fairly present the consolidated financial condition of the Company as of dates thereof, and the consolidated results of operations of the Company for the periods indicated, and, in the case of certified statements, subject to normal and recurring year-end adjustments.

                  (c.) Specifically, without limitation, such financial statements reflect, as of their respective dates, all material accrued liabilities and adequate reserves for all material unaccrued liabilities and for all reasonably anticipated material losses of the Company. The books of account of the Company fully and fairly reflect all of the transactions of such companies and are complete and accurate.

2.11 Tax Returns and Reports. All federal income tax and state franchise tax returns and tax reports required to be filed by the Company will be filed with the appropriate governmental agencies in all jurisdictions in which such returns or reports are required to be filed. All such returns and reports will constitute complete and accurate representations, in all material respects, of the tax liabilities of the Company. All federal income tax and state franchise and other taxes (including interest and penalties) due from the Company will be fully paid or adequately provided for on the books and financial statements of the Company. None of the proposed federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments or adjustments pending or threatened for any period, nor of any basis for any such assessment or adjustment. The Company and its affiliates have not entered into any agreements with federal and state taxing authorities extending the statute of limitations with respect to the assessment of federal and state taxes for any period.

2.12 Properties. The Company has good and marketable title to its respective real and personal properties and assets and valid leasehold interests in its respective leased properties as and to the extent carried on its books, including those reflected on the certified statements of financial condition as of September 30, 1999 referred to in paragraph 2.10 above, except properties and assets disposed of in the ordinary course of business since September 30, 1999 or referred to on Exhibit 2 attached hereto, and none of such properties or assets is subject to any mortgage, pledge, charge, lien, security interest, encumbrance of joint ownership interest, except (a) liens for taxes, assessments, or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, or
               (b) as shown on  Exhibit  2  attached  hereto.

               The use of any property of the Company for the purpose for which it was acquired is not now, and, based upon the laws, regulations and ordinances in effect on the date of Closing, in the future will not be, curtailed to a material degree by any violations prior to the Closing by the Company or any of the subsidiaries of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental protection, city planning, or similar matters). The Company enjoy peaceful and undisturbed possession under all leases under which they are operating, and all said lease are valid and subsisting and in full force and effect.

2.13 Agreements. Except as set forth in Exhibit 2, the Company has not breached, nor has any such entity received oral or written notice of any claim or threatened claim that the Company has breached, any of the terms or conditions of any agreement, contract, lease, commitment or understanding, whether oral or written, the breach or breaches of which singly or in the aggregate could materially or adversely affect the financial condition, operations, business or prospects of the Company considered as a whole.

2.14 Pension Benefit Plan. The Company does not have or make contributions to any pension, defined benefit or defined contribution plans which are subject to the Federal Employee Retirement Income Security Act of 1974, as amended ("ERISA").

2.15 Registration Rights. Except as set forth in this Agreement, no person or entity has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the "Act") relating to any securities of the Company or any right to participate in any such registration statement.

2.16 Disclosure. To the best of the Company's knowledge and belief, neither this Agreement, the financial statements referred in
               Exhibit 4, nor any other agreement, document, certificate or written statement furnished to the Purchasers or their special counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

               Most of the Company's executive officers have only been employed by the Company for a short period of time. To the best knowledge of the Company's executive officers, but without having made any independent investigation, there is no fact within the special knowledge of any of the executive officers of the Company which has not been disclosed herein or in writing by them to the Investors and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or other, of the Company .

               Without limiting the foregoing, the Company has no knowledge or belief that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or other, or the operations of the Company .

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.
Each  of the  Investors  represents  and  warrants  to the  Company  as follows:


3.1 Authorization. When executed and delivered by such Investor, this Agreement will constitute the valid and legally binding obligation of such Investor.

3.2 Accredited Investor. Such Investor (other than those identified in writing to counsel for the Company prior to the Closing) is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act.

4. SECURITIES ACT OF 1933.

4.1      Investment Representation.

               (a) This Agreement is made with each of the Investors in reliance upon their respective representations to the Company, which by its acceptance hereof each of the Investors hereby confirms, that the Shares to be received will be acquired for investment for an indefinite period for its own account and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, each of the Investors further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person any of the Shares or any Common Stock acquired on conversion of the Shares (all of such securities are hereinafter collectively referred to as the "Securities").

               (b) Each of the Investors understands that the Securities are not and may never be registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D thereunder, and that the Company's reliance on such exemption is predicated on its representations set forth herein.

               (c) Each of the Investors agrees that in no event will it make a disposition of any of the Securities, unless the Securities shall have been registered under the Act, unless and until (i) it shall have notified the Company with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (A) such disposition will not require registration of such securities under the Act, and (B) that appropriate action necessary for compliance with the Act has been taken. Notwithstanding the foregoing, each Investor may distribute any of the Securities to the owners of its equity.

               (d) Each of the Investors represents that it is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions which have been asked by the Investors answered by the Company.

               (e) Each of the investors understands that if a registration statement covering the Securities under the Act is not in effect when it desires to sell any of the Securities, it may be required to hold such Securities for an indeterminate period. Each of the Investors also acknowledges that it understands that any sale of the Securities which might be made by it in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

4.2 Legends. All certificates for the Securities shall bear substantially the following legend: "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE ISSUEE FOR INVESTMENT PURPOSES. SAID SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A `NO-ACTION' OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER."

4.3 Rule 144. The Company covenants and agrees that: (i) at all times while it is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 it will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Act; and (ii) it will furnish the Investors upon request with all information about the Company required for the preparation and filing of Form 144.

5.             CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING.

               The obligations of the Investors under paragraphs 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties contained in Paragraph 2 hereof, subject to the disclosures contained in Exhibit 2, shall be true on and as of the Closing.

5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it on or before the Closing.

5.3 State Securities Laws. The Company intends to comply with all requirements under all the state of Colorado securities laws with respect to the offer and sale of the Shares and the Common Stock to be issued upon the conversion thereto.

5.4 Compliance Certificate. There shall have been delivered to each of the Investors a certificate, dated the Closing Date, signed by the Company's president, certifying that the conditions specified in paragraphs 5.1, 5.2, 5.3, 5.4, and 5.8 have been fulfilled.

5.5 Opinion of Counsel. There shall have been delivered to each of the Investors an opinion of counsel for the Investors, to the effect that

               (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

               (ii) this Agreement has been duly authorized, executed, and delivered by the Company and constitutes a valid and enforceable obligation of the Company in accordance with its terms and, after investigation deemed reasonable by such counsel under the circumstances, such counsel has no knowledge of any breach by the Company of its representations, warranties and covenants under this Agreement (except as noted in Exhibit 2);

               (iii) the Shares have been duly authorized, issued and delivered and are validly outstanding;

               (iv) upon issuance and sale of the Shares, the Company shall have outstanding an aggregate of ______________________ (___________)
               shares of Common Stock;


               (v) such issue and sale is exempt, and no approval or authorization of any other public body is necessary for the issuance and sale by the Company of the Shares, and based in part upon the representations of the Investors, the offer, sale, and delivery of the Shares under the circumstances contemplated by this Agreement constitutes an exempt transaction under the Act.

5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to the Investors and their counsel, and the Investors and their counsel will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6.             CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

The obligations of the Company under paragraphs 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

6.1 Warranties True on the Closing Date. The representations and warranties of each of the Investors contained in paragraphs 3 and 4 hereof shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

7.             COVENANTS

7.1 Financial Statements. The Company promptly shall deliver to each holder of Shares annual financial statements (See Exhibit 4).

8.             MISCELLANEOUS

8.1 Agreement is Entire Contract. Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

8.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado, country of the United States of America.

8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4

               Title  and   Subtitles.   The  titles  of  the   paragraphs   and
               subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

8.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, addressed to a party at its address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days advance written notice to the other party.

                                    TO THE INVESTORS:
                                    -----------------
                                    -------------------------
                                    -------------------------
                                    -------------------------
                                    -------------------------



                                    TO THE COMPANY:
                                    ---------------
                                    RPM TECHNOLOGIES, INC.
                                    TWO MID AMERICA PLAZA
                                    8th FLOOR
                                    OAKBROOK TERRACE, IL  60181
                                    ATTN: CHARLES FOERG, PRESIDENT


8.6 Finder's Fee. Each party hereto represents that it is not, and will not be, obligated for any finder's fee or commission payable in cash in connection with this transaction. Each of the Investors hereby agrees to indemnity and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which any such Investor or any of its employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission and compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.7 Legal Fees and Expenses. The Company agrees upon the Closing to pay its legal fees and expenses of counsel, incurred in connection with the negotiation and execution of this Agreement and related documents and with obtaining any governmental consents and taking such compliance actions, including, without limitation, securities law filing as are required in connection therewith.

8.8 Survival of Warranties. The warranties and representations of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder.

8.9 Amendment of Agreement. Except as expressly provided herein, any provision of this Agreement may be amended or waived on behalf of all Investors by a written instrument signed by the Company and by Investors holding at least a majority of the aggregate of the shares of Common Stock issuable and issued upon conversion of the Shares.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed as of the day and year first above written.

RPM TECHNOLOGIES INC.                         INVESTORS:

By:                                           By:


-----------------                                 ---------------------------
Mr. Charles Foerg
President                                     Individually, For Investors

--------------                                --------------
Date                                          Date

ATTEST:                                       ATTEST:


---------------------                         ---------------------

                                    Exhibit 1

                               LIST OF PURCHASERS

NAME                       AMOUNT           # OF SHARES       DATE
----                       ------           -----------       ----



TOTAL                      $__________      _______ Shares

                                    Exhibit 2

                                     COMPANY

                          REPRESENTATIONS & WARRANTIES

                                    Exhibit 3

                                     COMPANY

                          CERTIFICATE OF INCORPORATION

                                   AMENDMENTS
                                     BYLAWS

                                    Exhibit 4

                                     COMPANY

                              FINANCIAL STATEMENTS